UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: November 13, 2007

                           CHINA SHUANGJI CEMENT, LTD.
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        (Exact Name of small business issuer as specified in its charter)

          Delaware                 000-52440                   95-3542340
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  (State of Incorporation)    (Commission File No.)     (IRS Employer ID Number)


 c/o United Corporate Services, Inc., 874 Walker Road, Suite C, Dover, DE 19904
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                    (Address of principal executive offices)

                                 (914) 949-9188
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              (Registrant's telephone number, including area code)

                                       n/a
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))

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SUMMARY

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Our previously issued financial statements Form 10-QSB for the quarter ended March 31, 2007 and Form 10-QSB for the quarter ended June 30, 2007 should no longer be relied upon. The facts underlying these conclusions are as follows:

- In the Form 10-QSB for the quarter ended March 31, 2007, the financial statements filed were not reviewed by the independent auditor of the Company.

- In the Form 10-QSB for the quarter ended June 30, 2007, the financial statements filed were not reviewed by the independent auditor of the Company.

Our chief executive officer has discussed the foregoing with Stan J.H. Lee, CPA, our independent auditor. The company intends to file an amended Form 10-QSB for the quarter ended March 31, 2007 and Form 10-QSB for the quarter ended June 30, 2007 to address these issues.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Principal Executive Officer.

Gopal Sahota, the sole executive officer and the sole director of China Shuangji Cement Ltd. (the "Company") resigned as an officer of the Company effective as of November 13, 2007.

Appointment of Certain Officers.

Following Mr. Sahota's resignation, the Board of Directors of the Company appointed the following officers effective as of November 13, 2007: Wenji Song as President; Jun Song as Vice-President; Hongcheng Liu as Chief Financial Officer; and Bo Wu as Secretary.

During the past five years each of these individuals has had the following business experience:

      Wenji Song graduated from Shandong Building Materials Institute and obtained the certificate of advanced economy. In 1974, he began working with the Zhaoyuan cement factory and in 1978 he held the position of plant factory manager. In 1991, he became director of Shandong Zhaoyuan Shuangji Group, Ltd. ("SZSG") and has been the major driving force in its success. He has been awarded the outstanding entrepreneur title many times for the prominent achievement in developing SZSG.

      Hongcheng Liu has served as the Chief Financial Officer of SZSG since 1997. Since graduation from Qiqihaer Forestry Institute in 1993, he has been engaged in the financial affairs of SZSG. He is familiar with all aspects of Company's business including, but not limited to, general accounting, credit control, cost audit, tax refund, invoice, fixed capital, accounts payable and receivable etc. He is primarily responsible for obtaining the AA credit taxpayer and AAA bank credit rating.

      Bo Wu has served as Vice President and the Chief Operating Operation of SZSG since 2003. Mr. Wu graduated from Shandong Technological Institute and worked at China Life Insurance Co., Ltd. as Vice President until 2003. He has extensive experience in the production aspect, especially in product quality and raw material supply.

      Jun Song has served as director since 2004 of SZSG and is currently managing projects at the Hainan cement plants. Mr. Song graduated from Qingdao University. Before 2004, he worked in Zhaoyuan Financial Bureau. Mr. Song is the son of the Company's new Chairman of the Board and President, Mr. Wenji Song.

Transactions with Related Persons, Promoters and Certain Control Persons.

Mr Wenji Song controls China Shuangji Cement Holding Ltd., a corporation incorporated under the laws of the British Virgin Islands. On October 18, 2007, China Shuangji Cement Holding Ltd. acquired 16,000,000 shares of Common Stock from the Company in consideration for $6,400. On November 13, 2007, Gopal Sahota sold 4,00,000 restricted common shares of the Company from his personal holdings to China Shuangji Cement Holding Ltd. for one dollar and other good and valuable consideration. China Shuangji Cement Holding Ltd. total share holding of 20,000,000 shares of Common Stock of the Company represents 74.26% of the outstanding capital stock of the Company. As a result of these transactions, Mr. Song indirectly controls the Company. Wenji Song, owns beneficially 51.3% of China Shuangji Cement Holding Ltd.. In addition Hongcheng Liu owns 0.34%, Bo Wu owns 1.2%, and Jun Song owns 1.7%, respectively of China Shuangji Cement Holding Ltd. All of whom are PRC citizens.

Appointment of Directors.

Mr. Wenji Song was appointed to the Board of Directors, as Chairman of the Board of Directors, to fill an existing vacancy thereon pursuant to a resolution adopted by the Board of Directors. Mr. Song is not currently a director of any other Company required to file periodic reports under the Securities Exchange Act of 1934, as amended.

No compensatory plans, contract or other arrangements have been made with the above officers or directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

China Shuangji Cement Ltd.

By: /s/ Gopal Sahota
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    Gopal Sahota
    Director

Date: November 13, 2007